Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Viper Energy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A common stock, par value $0.000001	Rule 457(c)	98,656,453	$35.86	$3,537,820,405	$0.00014760	$522,182.29

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$3,537,820,405	$0.00014760	$522,182.29

	Total Fees Previously Paid					N/A

	Total Fee Offsets					N/A

	Net Fee Due					N/A		$522,182.29

(1)	Represents securities registered for resale by the selling stockholders named in the registration statement.
(2)

Consist of shares of Class A common stock, par value $0.000001 per share, that are being registered for offer and resale by the selling stockholders named in this registration statement and related prospectus, of which (i) 7,946,507 shares of Class A common stock are issued and outstanding as of the date hereof and held by Diamondback Energy, Inc., one of the selling stockholders named in this registration statement, and (ii) up to an aggregate of 90,709,946 shares of Class A common stock are issuable to the selling stockholders named in this registration statement upon exercise of their exchange rights pursuant to the Amended and Restated Exchange Agreement, dated as of November 10, 2023, described in this Registration Statement and the related prospectus, and the selling stockholders’ tender of an equivalent number of the registrant’s outstanding shares of Class B common stock, par value $0.000001 per share, and outstanding units of Viper Energy Partners LLC, in each case held by the selling stockholders as of the date hereof. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of Class A common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act and based upon the average of the high and low prices of the common stock, as reported on The Nasdaq Global Select Market on February 28, 2024.